   As filed with the Securities and Exchange Commission on November 13, 1998
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                            METACREATIONS CORPORATION

             (Exact name of registrant as specified in its charter)

              Delaware                                       95-4102687
              --------                                       ----------
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                    Identification Number)

                             6303 Carpinteria Avenue
                          Carpinteria, California 93013
                          -----------------------------

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    METACREATIONS CORPORATION 1995 STOCK PLAN
           METACREATIONS CORPORATION 1995 EMPLOYEE STOCK PURCHASE PLAN
          METACREATIONS CORPORATION 1996 NONSTATUTORY STOCK OPTION PLAN
                              (Full title of plans)

                                   ----------

                              Terance A. Kinninger
      Sr. Vice President Finance and Operations and Chief Financial Officer
                            MetaCreations Corporation
                             6303 Carpinteria Avenue
                          Carpinteria, California 93013
                                 (805) 566-6200

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:

                             Jeffrey D. Saper, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304


================================================================================

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                          Proposed         Proposed
                                                                           Maximum           Maximum
                                                           Amount         Offering         Aggregate         Amount of
                 Title of Securities                       to be            Price          Offering         Registration
                  to be Registered                       Registered       Per Share          Price              Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
------------------------------------------------------------------------------------------------------------------------
     - Common Stock (par value $0.001 per share)
               to be issued upon exercise of options
               granted under the Company's 1995 Stock     1,087,740       $ 5.0482(1)    $  5,491,133.00     $ 1,527.00
               Option Plan                                  412,260       $ 3.5625(2)    $  1,468,677.00     $   409.00
------------------------------------------------------------------------------------------------------------------------
     - Common Stock (par value $0.001 per share)
               to be issued pursuant to the Company's
               1995 Employee Stock Purchase Plan            287,097       $ 3.5625(2)    $  1,022,784.00     $   285.00
------------------------------------------------------------------------------------------------------------------------
     - Common Stock (par value $0.001 per share)
                to be issued upon exercise of options
                granted under the Company's 1996            569,102       $ 4.2100(1)    $  2,395,920.00     $    667.00
                Nonstatutory Stock Option Plan              780,898       $ 3.5625(2)    $  2,781,950.00     $    774.00
------------------------------------------------------------------------------------------------------------------------
           Total                                          3,137,097                      $ 13,160,464.00     $  3,662.00
========================================================================================================================


(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the weighted average per share exercise price (rounded to the nearest 1/10th of one cent) of the outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the Company's Common Stock as reported by the Nasdaq Stock Market on November 9, 1998, within five (5) business days prior to the date of this registration statement.

PART I:    INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.    PLAN INFORMATION

           Omitted pursuant to the instructions and provisions of Form S-8.

ITEM 2.    REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

           Omitted pursuant to the instructions and provisions of Form S-8.

PART II:   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INFORMATION INCORPORATED BY REFERENCE

           There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

           (a) The Registrant's Annual Report on Form 10-K (File No. 000-27168) for the fiscal year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           (b) The Registrant's Form 10-Q (File No. 000-27168) for the fiscal quarter ending March 31, 1998, filed pursuant to Section 13(a) of the Exchange Act.

           (c) The Registrant's Form 10-Q (File No. 000-27168) for the fiscal quarter ending June 30, 1998, filed pursuant to Section 13(a) of the Exchange Act.

           (d) The Registrant's Form 10-Q (File No. 000-27168) for the fiscal quarter ending September 30, 1998, filed pursuant to Section 13(a) of the Exchange Act.

           (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-27168) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


           All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

           The MetaCreations Corporation documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. MetaCreations Corporation's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. Certain members of WSGR beneficially own an aggregate of approximately 25,000 shares of the Registrant's Common Stock.

ITEM 6.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

           Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 9 of the Company's Restated Certificate of Incorporation and Article 6.1 of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

ITEM 8.    EXHIBITS

Exhibit
Number                        Document
------                        --------
  4.1      MetaCreations Corporation 1995 Stock Plan, as amended.(1)

  4.2 MetaCreations Corporation 1995 Employee Stock Purchase Plan, as amended.(2)

  4.3 MetaCreations Corporation 1996 Nonstatutory Stock Option Plan, as amended.

  5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation.

  23.1     Consent of PricewaterhouseCoopers LLP, independent accountants.

  23.2     Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
           (included in Exhibit 5.1).

  24.1     Power of Attorney (see page II-4).

----------

(1) Incorporated herein by reference to the Company's Form 10-Q for the quarter ended June 30, 1998.

(2) Incorporated herein by reference to the Company's Form 10-Q for the quarter ended March 31, 1998.

ITEM 9.    UNDERTAKINGS

           (a) The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Carpinteria, State of California, on November 13, 1998.

                                       METACREATIONS CORPORATION

                                       By: /s/ Terance A. Kinninger
                                           -------------------------------------
                                       Terance A. Kinninger,
                                       Sr. Vice President and Chief Financial
                                       Officer

                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Terance A. Kinninger his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant on November 13, 1998.

   SIGNATURE                                TITLE
   ---------                                -------

/s/ Gary L. Lauer          President, Chief Executive Officer and Director
-------------------------  (Principal Executive Officer)
Gary L. Lauer

/s/ Terance A. Kinninger   Sr. Vice President and Chief Financial Officer
------------------------- (Principal Financial and Accounting Officer) Terance A. Kinninger

                           Director and Chief Design Officer
-------------------------
Kai Krause

/s/ Samuel H. Jones, Jr.   Director
-------------------------
Samuel H. Jones, Jr.

                           Director
-------------------------
Bert Kolde

/s/ William H. Lane III    Director
-------------------------
William H. Lane III

/s/ Howard L. Morgan       Chairman of the Board
-------------------------
Howard L. Morgan

/s/ Mark Zimmer            Director
-------------------------
Mark Zimmer

/s/ Terrance A. Kinninger
-------------------------
Terrance A. Kinninger,
as attorney-in-fact

                                INDEX TO EXHIBITS

                                                                                                    Sequentially
       Exhibit                                                                                        Numbered
        Number                           Description of Document                                         Page
        ------                           -----------------------                                    ------------
         4.1            MetaCreations Corporation 1995 Stock Plan, as amended.(1)

         4.2            MetaCreations Corporation 1995 Employee Stock Purchase Plan, as
                        amended.(2)

         4.3            MetaCreations Corporation 1996 Nonstatutory Stock Option Plan, as
                        amended.

         5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

        23.1            Consent of PricewaterhouseCoopers LLP, independent accountants.

        23.2            Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                        (included in Exhibit 5.1).

        24.1            Power of Attorney (see page II-4).

----------

(1) Incorporated herein by reference to the Company's Form 10-Q for the quarter ended June 30, 1998.

(2) Incorporated herein by reference to the Company's Form 10-Q for the quarter ended March 31, 1998.